UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On August 6, 2010, Mark Lev resigned as director of Solar Energy Initiatives, Inc. (the “Company”).  In order to fill the vacancy after Mr. Lev’s resignation, Jack Zwick has been appointed to the Board of Directors of the Company effective August 6, 2010.

There is no understanding or arrangement between Mr. Zwick and any other person pursuant to which Mr. Zwick was selected as a director of the Company.  Mr. Zwick does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.   Since January 1, 2009, Mr. Zwick has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company or SPI was or is a proposed participant exceeding $120,000.

Mr. Zwick is a certified public accountant and has been the managing member of Zwick, Maddox & Banyai, PLLC, a firm registered with the Public Company Accounting Oversight Board, since 1994.  Further, Mr. Zwick serves as a Senior Vice President of Finance of Sunrise Sports & Entertainment LLC, the Florida Panthers of the National Hockey League, and is the CFO of American Bio Care, a publically traded company.  Mr. Zwick is also a member of the American Institute of Certified Public Accountants.   Mr. Zwick holds a Bachelor of Arts degree in Accounting and a Masters of Science in Taxation from Wayne State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: October 6, 2010	By:	/s/ David Fann
David Fann
Chief Executive Officer

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